Exhibit 10.7

LENDBUZZ INC.

2025 EMPLOYEE STOCK PURCHASE PLAN

Effective [•]

Section 1. Purpose. This Lendbuzz Inc. 2025 Employee Stock Purchase Plan (the “Plan”) is intended to provide employees of the Company and its Participating Subsidiaries with an opportunity to acquire a proprietary interest in the Company through the purchase of Shares. The Plan has two components: (a) one component (the “423 Component”) is intended to qualify as an “employee stock purchase plan” under Section 423(b) of the Code, and the Plan will be interpreted in a manner that is consistent with that intent, and (b) the other component (the “Non-423 Component”), which is not intended to qualify as an “employee stock purchase plan” under Section 423 of the Code, authorizes the grant of Options pursuant to rules, procedures or sub-plans adopted by the Committee that are designed to achieve tax, securities laws or other objectives for Eligible Employees. Rights granted under the Non-423 Component shall be granted pursuant to separate Offerings containing such sub-plans, appendices, rules or procedures as may be adopted by the Committee and designed to achieve tax, securities laws or other objectives for Eligible Employees, the Company and Participating Subsidiaries but shall not be intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. Except as otherwise provided herein or as may be determined by the Committee, the Non-423 Component will operate and be administered in the same manner as the 423 Component. Offerings intended to be made under the Non-423 Component will be designated as such by the Committee at or prior to the time of such Offering. For purposes of this Plan, the Committee may designate separate Offerings under the Plan in which Eligible Employees will participate. The terms of these Offerings need not be identical, even if the dates of the applicable Offering Period(s) in each such Offering are identical; provided that the terms of participation are the same within each separate Offering under the 423 Component (as determined under Section 423 of the Code). Solely by way of example and without limiting the foregoing, the Company could, but shall not be required to, provide for simultaneous Offerings under the 423 Component and the Non-423 Component of the Plan.

Section 2. Definitions.

(a) “Board” means the Board of Directors of the Company.

(b) “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Code shall include any successor provision thereto.

(c) “Committee” means the compensation committee of the Board unless another committee is designated by the Board. If there is no compensation committee of the Board and the Board does not designate another committee, references herein to the “Committee” shall refer to the Board.

(d) “Company” means Lendbuzz Inc., a Delaware corporation, including any successor thereto.

(e) “Compensation” means base salary, wages, annual bonuses and commissions paid to an Eligible Employee by the Company or a Participating Subsidiary as compensation for services to the Company or Participating Subsidiary, before deduction for any salary deferral contributions made by the Eligible Employee to any tax-qualified or nonqualified deferred compensation plan, including overtime, vacation pay, holiday pay, jury duty pay and funeral leave pay, but excluding education or tuition reimbursements, imputed income arising under any group insurance or benefit program, travel expenses, business and relocation expenses and income received in connection with stock options or other equity-based awards.

(f) “Corporate Transaction” means a merger, consolidation, acquisition of property or stock, separation, reorganization or other corporate event described in Section 424 of the Code.

(g) “Designated Broker” means the financial services firm or other agent designated by the Company to maintain ESPP Share Accounts on behalf of Participants who have purchased Shares under the Plan.

(h) “Effective Date” means the date on which the registration statement covering the initial public offering of the Shares is declared effective by the Securities and Exchange Commission.

(i) “Eligible Employee” means

(1) With respect to the 423 Component, an Employee who (i) has been employed by the Company or a Participating Subsidiary for at least two (2) years and (ii) is customarily employed for at least twenty (20) hours per week and more than five (5) months in any calendar year. Notwithstanding the foregoing, the Committee may exclude from participation in the Plan any Employees who are “highly compensated employees” of the Company or a Participating Subsidiary (within the meaning of Section 414(q) of the Code) or a sub-set of such highly compensated employees.

(2) With respect to the Non-423 Component, such Employees as determined by the Committee; provided that no Employee may qualify as an Eligible Employee under the Non-423 Component if such Employee is subject to taxation in the United States.

(j) “Employee” means any person who renders services to the Company or a Participating Subsidiary as an employee pursuant to an employment relationship with such employer, and, with respect to the 423 Component, a person who is an employee within the meaning of Section 3401(c) of the Code. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on military leave, sick leave or other leave of absence approved by the Company or a Participating Subsidiary that meets the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds three (3) months, or such other period of time specified in Treasury Regulation Section 1.421-1(h)(2), and the individual’s right to re-employment is not guaranteed by statute or contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three (3)-month period, or such other period specified in Treasury Regulation Section 1.421-1(h)(2).

(k) “Enrollment Form” means an agreement pursuant to which an Eligible Employee may elect to enroll in the Plan, to authorize a new level of payroll deductions, or to stop payroll deductions and withdraw from an Offering Period.

(l) “ESPP Share Account” means an account into which Shares purchased with accumulated payroll deductions at the end of an Offering Period are held on behalf of a Participant.

(m) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Exchange Act shall include any successor provision thereto.

(n) “Fair Market Value” means, as of any date, the closing price of a Share on the trading day immediately preceding the date of determination (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred), on the principal stock market or exchange on which Shares are quoted or traded as reported in The Wall Street Journal or such other source as the Committee deems reliable, or if Shares are not so quoted or traded, the fair market value of a Share as determined by the Committee and such determination shall be conclusive and binding on all persons.

(o) “Grant Date” means the first Trading Day of such Offering Period.

(p) “Offering or Offering Period” means a period of six (6) months beginning each March 1 and September 1 of each year; provided that, pursuant to Section 5, the Committee may change the duration of future Offering Periods (subject to a maximum Offering Period of twenty-seven (27) months) and/or the start and end dates of future Offering Periods. To the extent permitted by Treas. Reg. § 1.423-2(a)(1), the terms of each separate Offering under the 423 Component need not be identical; provided that the terms of the 423 Component and an Offering thereunder together satisfy Treas. Reg. § 1.423-2(a)(2) and (a)(3).

(q) “Option” means an option to purchase Shares granted under the Plan.

(r) “Participant” means an Eligible Employee who is actively participating in the Plan.

(s) “Participating Subsidiaries” means the Subsidiaries that have been designated as eligible to participate in the Plan, and such other Subsidiaries that may be designated by the Committee from time to time in its sole discretion. For purposes of the 423 Component, only the Subsidiaries of the Company may be Participating Subsidiaries; provided, however, that at any given time, a Subsidiary that is a Participating Subsidiary under the 423 Component will not be a Participating Subsidiary under the Non-423 Component. The Committee may so designate any Subsidiary, or revoke any such designation, at any time and from time to time, either before or after the Plan is approved by the shareholders of the Company.

(t) “Plan” means this Lendbuzz Inc. 2025 Employee Stock Purchase Plan, as set forth herein, and as amended from time to time.

(u) “Purchase Date” means one or more dates during an Offering Period, as established by the Committee, on which Options will be exercised and purchases of Shares will be carried out in accordance with the Offering; provided that, unless otherwise determined by the Committee, each Offering Period will have one Purchase Date on the last Trading Day of each Offering Period.

(v) “Purchase Price” means the purchase price designated by the Committee with respect to each Offering, which purchase price, for purposes of the 423 Component, will be equal to the lesser of (i) eighty-five percent (85%) (or such greater percentage as designated by the Committee) of the Fair Market Value of a Share on the Grant Date or (ii) eighty-five percent (85%) (or such greater percentage as designated by the Committee) of the Fair Market Value of a Share on the Purchase Date; provided that the Purchase Price per Share will in no event be less than the par value of the Shares.

(w) “Securities Act” means the U.S. Securities Act of 1933, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Securities Act shall include any successor provision thereto.

(x) “Share” means a share of the Company’s common stock, $0.001 par value.

(y) “Subsidiary” means any corporation, domestic or foreign, of which not less than 50% of the combined voting power is held by the Company or a Subsidiary, whether or not such corporation exists now or is hereafter organized or acquired by the Company or a Subsidiary. In all cases, the determination of whether an entity is a Subsidiary shall be made in accordance with Section 424(f) of the Code.

(z) “Trading Day” means any day on which the national stock exchange upon which the Shares are listed is open for trading or, if the Shares are not listed on an established stock exchange or national market system, a business day, as determined by the Committee in good faith.

Section 3. Administration.

(a) Administration of the Plan. The Plan shall be administered by the Committee. All decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, its shareholders, Participants and any beneficiaries thereof. All expenses of administering the Plan will be borne by the Company.

(b) Delegation of Authority. To the extent permitted by applicable law, including under Section 157(c) of the Delaware General Corporation Law, the Committee may delegate to one or more officers of the Company some or all of its authority under the Plan (except that such delegation shall not apply to any Employee then covered by Section 16 of the Exchange Act), and the Committee may delegate to one or more committees of the Board (which may consist of solely one member of the Board) some or all of its authority under the Plan in accordance with applicable law.

(c) Authority of the Committee. Subject to the terms of the Plan and applicable law, the Committee (or its delegate) shall have full discretion and authority to: (i) construe and interpret the Plan, prescribe, amend and rescind rules relating to the Plan’s administration, and take any other actions necessary or desirable for the administration of the Plan, including without limitation adopting sub-plans or special rules applicable to Participants in particular Participating Subsidiaries or locations, which sub-plans or special rules may be designed to be outside the scope of Section 423 of the Code and under the Non-423 Component; (ii) correct any defect or supply any omission or reconcile any inconsistency or ambiguity in the Plan; (iii) notwithstanding anything in the Plan to the contrary and without limiting the generality of the foregoing, change the duration, frequency, start and end dates of any Offering Period pursuant to Section 5, the minimum and maximum amounts of Compensation for payroll deductions pursuant to Section 6(a), the frequency with which a Participant may elect to change his or her rate of payroll deductions pursuant to Section 6(b), the dates by which a Participant is required to submit an Enrollment Form pursuant to Section 6(b) and Section 10(a), the effective date of a Participant’s withdrawal due to termination or transfer of employment or change in status pursuant to Section 11, and the withholding procedures pursuant to Section 18(l). With respect to the Non-423 Component, the rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 14 hereof, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.

Section 4. Eligibility.

(a) Eligibility Generally. Unless otherwise determined by the Committee in a manner that is consistent with Section 423 of the Code, any individual who is an Eligible Employee as of the last day of the enrollment period designated by the Committee for a particular Offering Period will be eligible to participate in such Offering Period, subject to the requirements of Section 423 of the Code. For clarity, unless otherwise determined by the Committee, an individual who first becomes an Eligible Employee after the last day of the enrollment period designated by the Committee for a particular Offering Period will not be eligible to participate in such Offering Period.

(b) Limitations on Eligibility. Notwithstanding any provision of the Plan to the contrary, no Eligible Employee shall be granted an Option under the Plan if (a) immediately after the grant of the Option, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or hold outstanding Options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary or (b) such Option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate that exceeds twenty-five thousand dollars ($25,000) of the Fair Market Value of such stock (determined at the time the Option is granted) for each calendar year in which such Option is outstanding at any time.

(c) Newly Eligible Employees. The Committee may provide that each person who, not later than ten (10) business days prior to the last Purchase Date in an Offering, first becomes an Eligible Employee will, on a date determined by the Committee that is not earlier than the date on which such person becomes an Eligible Employee, receive an Option under such Offering. Such Option will have the same terms as the Options originally granted under such Offering, except that the date on which such Option is granted will be the Grant Date of such Option for all purposes, including determination of the exercise price of such Option.

Section 5. Offering Periods. The Plan shall be implemented by a series of Offering Periods, each of which shall be six (6) months in duration, with new Offering Periods commencing on or about March 1 and September 1 of each year (or such other times as determined by the Committee). The Committee shall have the authority to change the duration, frequency, start and end dates of Offering Periods.

Section 6. Participation.

(a) Enrollment; Payroll Deductions. An Eligible Employee may elect to participate in the Plan by properly completing an Enrollment Form, which may be electronic, and submitting it to the Company, in accordance with the enrollment procedures established by the Committee. Participation in the Plan is entirely voluntary. By submitting an Enrollment Form, the Eligible Employee authorizes payroll deductions from his or her paycheck in an amount equal to at least one percent (1%), but not more than ten percent (10%) of his or her Compensation on each pay day occurring during an Offering Period (or such other maximum percentage as the Committee may establish from time to time before an Offering Period begins). Payroll deductions shall commence on the first payroll date following the Grant Date and end on the last payroll date on or before the Purchase Date. The Company shall maintain records of all payroll deductions but shall have no obligation to pay interest on payroll deductions or to hold such amounts in a trust or in any segregated account. Unless expressly permitted by the Committee, a Participant may not make any separate contributions or payments to the Plan. If payroll deductions for purposes of the Plan are prohibited or otherwise problematic under applicable law (as determined by the Committee in its discretion), the Committee may permit Participants to contribute to the Plan by such other means as determined by the Committee. Any reference to “payroll deductions” in this Section 6(a) (or in any other section of the Plan) will similarly cover contributions by other means made pursuant to this Section 6(a).

(b) Election Changes. During an Offering Period, a Participant may decrease or increase his or her rate of payroll deductions applicable to such Offering Period once. To make such a change, the Participant must submit a new Enrollment Form authorizing the new rate of payroll deductions at least fifteen (15) days before the Purchase Date. A Participant may decrease or increase his or her rate of payroll deductions for future Offering Periods by submitting a new Enrollment Form authorizing the new rate of payroll deductions at least fifteen (15) days before the start of the next Offering Period.

(c) Automatic Re-enrollment. The deduction rate selected in the Enrollment Form shall remain in effect for subsequent Offering Periods unless the Participant (a) submits a new Enrollment Form authorizing a new level of payroll deductions in accordance with Section 6(b), (b) withdraws from the Plan in accordance with Section 10 or (c) terminates employment or otherwise becomes ineligible to participate in the Plan.

(d) Non-U.S. Employees. In order to facilitate participation in the Plan, the Committee may provide for such special terms applicable to Participants who are citizens or residents of a non-U.S. jurisdiction, or who are employed by a Participating Subsidiary outside of the United States, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Except as permitted by Section 423 of the Code, with respect to the 423 Component, such special terms may not be more favorable than the terms of rights granted under the 423 Component to Eligible Employees who are residents of the United States. Such special terms may be set forth in an addendum to the Plan in the form of an appendix or sub-plan (which appendix or sub-plan may be designed to govern Offerings under the 423 Component or the Non-423 Component, as determined by the Committee). With respect to the Non-423 Component only, to the extent that the terms and conditions set forth in an appendix or sub-plan conflict with any provisions of the Plan, the provisions of the appendix or sub-plan shall govern. Without limiting the foregoing, the Committee is specifically authorized to adopt rules and procedures, with respect to Participants who are non-U.S. nationals or employed in non-U.S. jurisdictions, regarding the exclusion of particular Subsidiaries from participation in the Plan, eligibility to participate, the definition of Compensation, handling of payroll deductions or other contributions by Participants, payment of interest, conversion of local currency, data privacy security, payroll tax, withholding procedures, establishment of bank or trust accounts to hold payroll deductions or contributions.

Section 7. Grant of Option. On each Grant Date, each Participant in the applicable Offering Period shall be granted an Option to purchase, on the Purchase Date, a number of Shares determined by dividing the Participant’s accumulated payroll deductions by the applicable Purchase Price. In connection with each Offering, the Committee may specify (a) a maximum number of Shares that may be purchased by any Participant on any Purchase Date in such Offering, (b) a maximum aggregate number of Shares that may be purchased by all Participants in such Offering, and (c) if such Offering contains more than one Purchase Date, a maximum aggregate number of Shares that may be purchased by all Participants on any Purchase Date in such Offering; provided, however, that in no event shall any Participant purchase more than 2,500 Shares during an Offering Period (subject to adjustment in accordance with Section 17 and the limitations set forth in Section 13 of the Plan).

Section 8. Exercise of Option/Purchase of Shares. A Participant’s Option will be exercised automatically on the Purchase Date of each Offering Period. The Participant’s accumulated payroll deductions will be used to purchase the maximum number of whole Shares that can be purchased with the amounts in the Participant’s notional account. No fractional Shares may be purchased but notional fractional Shares will be allocated to the Participant’s ESPP Share Account to be aggregated with other notional fractional Shares on future Purchase Dates, subject to earlier withdrawal by the Participant in accordance with Section 10 or termination of employment in accordance with Section 11.

Section 9. Transfer of Shares. As soon as reasonably practicable after each Purchase Date, the Company will arrange for the delivery to each Participant of the Shares purchased upon exercise of his or her Option. The Committee may permit or require that the Shares be deposited directly into an ESPP Share Account established in the name of the Participant with a Designated Broker and will require that the Shares be retained with such Designated Broker for a specified time period. Participants will not have any voting, dividend or other rights of a shareholder with respect to the Shares subject to any Option granted hereunder until such Shares have been delivered pursuant to this Section 9.

Section 10. Withdrawal.

(a) Withdrawal Procedure. A Participant may withdraw from an Offering by submitting to the Company a revised Enrollment Form indicating his or her election to withdraw at least fifteen (15) days before the Purchase Date. The accumulated payroll deductions held on behalf of a Participant in his or her notional account (that have not been used to purchase Shares) shall be paid to the Participant promptly following receipt of the Participant’s Enrollment Form indicating his or her election to withdraw and the Participant’s Option shall be automatically terminated. If a Participant withdraws from an Offering Period, no payroll deductions will be made during any succeeding Offering Period, unless the Participant re-enrolls in accordance with Section 6(a) of the Plan.

(b) Effect on Succeeding Offering Periods. A Participant’s election to withdraw from an Offering Period will not have any effect upon his or her eligibility to participate in succeeding Offering Periods that commence following the completion of the Offering Period from which the Participant withdraws.

Section 11. Termination of Employment; Change in Employment Status.

(a) Upon termination of a Participant’s employment for any reason, including death, Disability (as defined in the Company’s 2025 Omnibus Incentive Plan, as amended from time to time) or retirement, or a change in the Participant’s employment status following which the Participant is no longer an Eligible Employee, which in either case occurs at least thirty (30) days before the Purchase Date, the Participant will be deemed to have withdrawn from the Plan and the payroll deductions in the Participant’s notional account (that have not been used to purchase Shares) shall be returned to the Participant or the Participant’s beneficiaries, and the Participant’s Option shall be automatically terminated. If the Participant’s termination of employment or change in status occurs within thirty (30) days before a Purchase Date, the accumulated payroll deductions shall be used to purchase Shares on the Purchase Date.

(b) Unless otherwise determined by the Committee, a Participant whose employment transfers or whose employment terminates with an immediate rehire (with no break in service) by or between the Company or a Participating Subsidiary will not be treated as having terminated employment for purposes of participating in the Plan or an Offering; provided, however, if a Participant transfers from an Offering under the 423 Component to an Offering under the Non-423 Component, the exercise of the Participant’s Option will be qualified under the 423 Component only to the extent that such exercise complies with Section 423 of the Code. If a Participant transfers from an Offering under the Non-423 Component to an Offering under the 423 Component, the exercise of the Participant’s Option will remain non-qualified under the Non-423 Component.

Section 12. Interest. No interest shall accrue on or be payable with respect to the payroll deductions of a Participant in the Plan.

Section 13. Shares Reserved for Plan.

(a) Number of Shares. Subject to adjustment as provided in Section 17, the maximum number of Shares reserved as authorized for the grant of Options under the Plan shall not exceed in the aggregate the sum of 760,000 Shares (the “Initial Share Pool”). The total number of Shares available for issuance under the Plan will be increased on the first day of each Company fiscal year following the Effective Date in an amount equal to the least of (i) 760,000 Shares, (ii) 1% of the Initial Share Pool and (iii) such number of Shares as determined by the Board in its discretion. The Shares may be newly issued Shares, treasury Shares or Shares acquired on the open market. If any Option terminates for any reason without having been exercised, the Shares not purchased under such Option will again become available for issuance under the Plan.

(b) Over-subscribed Offerings. The number of Shares which a Participant may purchase in an Offering under the Plan may be reduced if the Offering is oversubscribed. No Option granted under the Plan shall permit a Participant to purchase Shares which, if added together with the total number of Shares purchased by all other Participants in such Offering would exceed the total number of Shares remaining available under the Plan. If the Committee determines that, on a particular Purchase Date, the number of Shares with respect to which Options are to be exercised exceeds the number of Shares then available under the Plan, the Company shall make a pro rata allocation of the Shares remaining available for purchase in as uniform a manner as practicable and as the Committee determines to be equitable.

Section 14. Transferability. No payroll deductions credited to a Participant, nor any rights with respect to the exercise of an Option or any rights to receive Shares hereunder may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution) by the Participant. Any attempt to assign, transfer, pledge or otherwise dispose of such rights or amounts shall be without effect.

Section 15. Application of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose to the extent permitted by applicable law, and the Company shall not be required to segregate such payroll deductions or contributions.

Section 16. Statements. Participants will be provided with statements at least annually which shall set forth the contributions made by the Participant to the Plan, the Purchase Price of any Shares purchased with accumulated funds, the number of Shares purchased, and any payroll deduction amounts remaining in the Participant’s notional account.

Section 17. Adjustments Upon Changes in Capitalization; Dissolution or Liquidation; Corporate Transactions.

(a) Adjustments. In the event that any dividend or other distribution (other than an ordinary dividend or distribution), recapitalization, share subdivision, share consolidation, reorganization, merger, amalgamation, consolidation, separation, rights offering, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to acquire Shares or other securities of the Company, issuance of Shares pursuant to the anti-dilution provisions of securities of the Company, or other similar corporate transaction or event affecting the Shares, or of changes in applicable laws, regulations or accounting principles, an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Committee will, in such manner as it deems equitable, adjust the number of Shares and class of Shares that may be delivered under the Plan, the Purchase Price per Share and the number of Shares covered by each outstanding Option under the Plan, and the numerical limits of Section 7 and Section 13.

(b) Dissolution or Liquidation. Unless otherwise determined by the Committee, in the event of a proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a new Purchase Date and the Offering Period will end immediately prior to the proposed dissolution or liquidation. The new Purchase Date will be before the date of the Company’s proposed dissolution or liquidation. Before the new Purchase Date, the Committee will provide each Participant with written notice, which may be electronic, of the new Purchase Date and that the Participant’s Option will be exercised automatically on such date, unless before such time, the Participant has withdrawn from the Offering in accordance with Section 10.

(c) Corporate Transaction. In the event of a Corporate Transaction, each outstanding Option shall be cancelled and all accumulated payroll deductions shall be refunded to the Participant as soon as reasonably practicable on or following the date of the Corporate Transaction.

Section 18. General Provisions.

(a) Equal Rights and Privileges Under the 423 Component. Notwithstanding any provision of the Plan to the contrary and in accordance with Section 423 of the Code, all Eligible Employees who are granted Options under the 423 Component of the Plan shall have the same rights and privileges.

(b) No Right to Continued Service. Neither the Plan nor any compensation paid hereunder will confer on any Participant the right to continue as an Employee or in any other capacity.

(c) Rights as Shareholder. A Participant will become a shareholder with respect to the Shares that are purchased pursuant to Options granted under the Plan when the Shares are transferred to the Participant’s ESPP Share Account. A Participant will have no rights as a shareholder with respect to Shares for which an election to participate in an Offering Period has been made until such Participant becomes a shareholder as provided above.

(d) Successors and Assigns. The Plan shall be binding on the Company and its successors and assigns.

(e) Entire Plan. This Plan constitutes the entire plan with respect to the subject matter hereof and supersedes all prior plans with respect to the subject matter hereof.

(f) Compliance with Law. The obligations of the Company with respect to payments under the Plan are subject to compliance with all applicable laws and regulations. Shares shall not be issued with respect to an Option granted under the Plan unless the exercise of such Option and the issuance and delivery of the Shares pursuant thereto shall comply with all applicable provisions of law, including, without limitation, the Securities Act, the Exchange Act and the requirements of any stock exchange upon which the Shares may then be listed.

(g) Notice of Disqualifying Dispositions. Each Participant who participates in the 423 Component shall give the Company prompt written notice of any disposition or other transfer of Shares acquired pursuant to the exercise of an Option acquired under the Plan, if such disposition or transfer is made within two (2) years after the Grant Date or within one (1) year after the Purchase Date.

(h) Term of Plan. The Plan shall become effective on the Effective Date and, unless terminated earlier pursuant to Section 18(i), shall have a term of ten (10) years.

(i) Amendment or Termination. The Committee may, in its sole discretion, amend, suspend or terminate the Plan at any time and for any reason. If the Plan is terminated, the Committee may elect to terminate all outstanding Offering Periods either immediately or once Shares have been purchased on the next Purchase Date (which may, in the discretion of the Committee, be accelerated) or permit Offering Periods to expire in accordance with their terms (and subject to any adjustment in accordance with Section 17). If any Offering Period is terminated before its scheduled expiration, all amounts that have not been used to purchase Shares will be returned to Participants (without interest, except as otherwise required by law) as soon as administratively practicable.

(j) Applicable Law. The laws of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of the Plan, without regard to such state’s conflict of law rules.

(k) Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board.

(l) Withholding. To the extent required by applicable Federal, state or local law, a Participant must make arrangements satisfactory to the Company for the payment of any withholding or similar tax obligations that arise in connection with the Plan.

(m) Severability. If any provision of the Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and the Plan shall be construed as if such invalid or unenforceable provision were omitted.

(n) Headings. The headings of sections herein are included solely for convenience and shall not affect the meaning of any of the provisions of the Plan.